Exhibit 99.1

Solaris Energy Infrastructure Announces Pricing of Offering of $1.3

Billion of 6.375% Senior Notes due 2031

May 5, 2026

HOUSTON—(BUSINESS WIRE)—Solaris Energy Infrastructure, Inc. (NYSE: SEI) (“Solaris” or the “Company”), today announced that Solaris Energy Infrastructure, LLC (the “Issuer”), a subsidiary of Solaris, has priced its offering (the “Offering”) of $1.3 billion aggregate principal amount of 6.375% Senior Notes due 2031 (the “Notes”). The Notes will mature on May 15, 2031 and will be issued at par. The Offering is expected to close on May 12, 2026, subject to customary closing conditions. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Solaris and all of the Issuer’s existing subsidiaries and future restricted subsidiaries that guarantee certain indebtedness of the Issuer or a subsidiary guarantor.

The Issuer intends to use the net proceeds from the Offering to repay certain of the Company’s outstanding borrowings, to pay related fees and expenses and for general corporate purposes, including to fund growth capital expenditures.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States only in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these Notes, nor shall there be any sale of these Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE: SEI) provides mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding the Offering, the terms of the Notes and the intended use of proceeds therefrom. Forward-looking statements are based on Solaris’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, Solaris’s actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause Solaris’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the factors discussed or referenced in Solaris’s filings made from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including the other risks discussed in Part I, Item 1A. “Risk Factors” in Solaris’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause Solaris’s actual results to differ may emerge from time to time, and it is not possible for Solaris to predict all of them. Solaris undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com

Source: Solaris Energy Infrastructure, Inc.